THIRD AMENDMENT TO LOAN DOCUMENTS

This Third Amendment to Loan Documents (the "Amendment") dated as of September 2, 2008, is between Bank of America, N.A. (the "Bank") and Radiant Logistics, Inc. (“Radiant Logistics, Inc”), Airgroup Corporation (“Airgroup Corporation”), Radiant Logistics Global Services, Inc. (“Radiant Logistics Global Services, Inc.”), and Radiant Logistics Partners, LLC (“Radiant Logistics Partners, LLC”), and Adcom Express, Inc. (each a “Borrower” and collectively, the "Borrowers").

RECITALS

The Bank and the Borrowers have entered into agreements in connection with credit extended by the Bank to the Borrowers, including without limitation, the following documents (the “Loan Documents”):

A. A certain Loan Agreement dated as of February 13, 2007 (together with any previous amendments, the "Loan Agreement").

B. Radiant Logistics Global Services, Inc. executed a Security Agreement in favor of the Bank dated as of February 6, 2007 (together with any amendments, the “Global Services Security Agreement”).

C. Radiant Logistics Partners, LLC executed a Security Agreement in favor of the Bank dated as of February 6, 2007 (together with any amendments, the “Partners Security Agreement”).

D. The Bank and the Borrowers desire to amend the Loan Documents.

AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Loan Agreement.

2. Loan Agreement Amendments. The Loan Agreement is hereby amended as follows:

2.1	Adcom Express Inc. (“Adcom Express Inc.”) is hereby added as a “Borrower” under the Loan Agreement and all references to the “Borrowers” shall also include Adcom Express Inc.

2.2
In Section 2.1(a) of the Loan Agreement, the amount of “Nine Million Five Hundred Thousand and no/100 ($9,500,000.00)” is hereby changed to “Fourteen Million Five Hundred Thousand and no/100 ($14,500,000.00)”.

2.3	In Section 9.4 of the Loan Agreement, entitled “Funded Debt to EBITDA Ratio”’ the definition of EBITDA shall be changed to read in its entirety as follows:

“EBITDA” means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization, plus Equity Credits and other non-cash items. In calculating EBITDA, the following additional amounts shall be included (each an “Additional Amount”): (i) for the rolling four quarter period ending September 30, 2008, the amount of $1,900,000.00, (ii) for the rolling four quarter period ending December 31, 2008, the amount of $1,382,000.00, (iii) for the rolling four quarter period ending March 31, 2009, the amount of $864,000.00, and (iv) for the rolling four quarter period ending June 30, 2009, the amount of $346,000.00.

2.4	In Section 9.4 of the Loan Agreement, entitled “Funded Debt to EBITDA Ratio”, the final sentence is amended to read in its entirety as follows:

This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period: The Additional Amounts shall not be cumulative in calculating the ratio.

3.  Security Agreement Amendments.

3.1
The following entities are hereby added as Pledgors under the Partners Security Agreement: Radiant Logistics, Inc., Airgroup Corporation, and Adcom Express Inc. The first sentence of Section 1 is hereby amended to read in its entirety:

1. THE SECURITY. The undersigned Radiant Logistics Partners, LLC, Radiant Logistics, Inc., Airgroup Corporation, and Adcom Express, Inc. (collectively, “Pledgor”) hereby assigns and grants to Bank of America, N.A. (the “Bank”) a security interest in the following described property now owned or hereafter acquired by the Pledgor (“Collateral”):

3. Representations and Warranties. When each Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

(a) If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Loan Documents shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK OF AMERICA, N.A.		RADIANT LOGISTICS, INC.

By:	/s/ Shari Abbott	By:	/s/ Bohn H. Crain
Name:	Shari Abbott	Name:	Bohn H. Crain
Title:	AVP/CSA	Title:	Chief Executive Officer

RADIANT LOGISTICS GLOBAL SERVICES, INC.

		By:	/s/ Bohn H. Crain
		Name:	Bohn H. Crain
		Title:	Chief Executive Officer

RADIANT LOGISTICS PARTNERS, LLC

		By:	/s/ Bohn H. Crain
		Name:	Bohn H. Crain
		Title:	Chief Executive Officer

AIRGROUP CORPORATION

		By:	/s/ Bohn H. Crain
		Name:	Bohn H. Crain
		Title:	Chief Executive Officer

ADCOM EXPRESS, INC.

		By:	/s/ Bohn H. Crain
		Name:	Bohn H. Crain
		Title:	Chief Executive Officer